Exhibit 99.1

Smith & Wesson Brands, Inc. Reports

First Quarter Fiscal 2025 Financial Results

-   Q1 Net Sales of $88.3 Million

-   Q1 Gross Margin of 27.4%; Q1 Non-GAAP Gross Margin of 28.7%

-   Q1 Net Loss of $0.05/Share; Q1 Adjusted Net Loss of $0.02/Share

-   Q1 Adjusted EBITDAS Margin of 11.2%

-   Board of Directors Authorized New $50 Million Stock Repurchase Program

MARYVILLE, Tenn., September 5, 2024 – Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI), a U.S.-based leader in firearm manufacturing and design, today announced financial results for the first quarter fiscal 2025, ended July 31, 2024.

First Quarter Fiscal 2025 Financial Highlights

•	Net sales were $88.3 million, a decrease of $25.9 million, or 22.7%, from the comparable quarter last year.

•	Gross margin was 27.4% compared with 26.6% in the comparable quarter last year.

•	GAAP net loss was $2.1 million, or $0.05 per share, compared with net income of $3.1 million, or $0.07 per diluted share, for the comparable quarter last year.

•

Non-GAAP net loss was $1.0 million, or $0.02 per share, compared with non-GAAP net income of $6.1 million, or $0.13 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for income include costs related to the relocation. For a detailed reconciliation, see the schedules that follow in this release.

•	Non-GAAP Adjusted EBITDAS was $9.9 million, or 11.2% of net sales, compared with $17.5 million, or 15.3% of net sales, for the comparable quarter last year.

Mark Smith, President and Chief Executive Officer, commented, “Overall firearms demand during our first fiscal quarter was softer than we anticipated, but our results once again proved the resiliency of our flexible manufacturing model, which allows us to adapt quickly to any market conditions and still deliver on bottom-line profitability targets. Importantly, while the usual summer seasonality was more pronounced this year, demand has already begun to rebound as we enter the busy fall season. We have also been pleased with the response to the launch of our next generation Bodyguard 2.0 conceal carry pistol late in the first quarter, which is already outperforming expectations. As we look forward to new capacity coming online for our popular new products, a strong pipeline of innovation, and the typically busy firearm demand season now upon us, we expect to more than offset these temporary headwinds during the balance of the fiscal year, and continue to expect top- and bottom-line growth for the full year.”

Deana McPherson, Executive Vice President and Chief Financial Officer, commented, “Demand during the summer was slower than we expected, but we started to see an increase in orders in August. We expect our second fiscal quarter sales to grow significantly over the first quarter and we remain confident that our full year revenue will be up mid-to-high single digits compared to fiscal 2024. Our board of directors has approved a new $50 million share repurchase program that positions us to opportunistically repurchase shares for another twelve months. Consistent with our capital allocation strategy, our board of directors has authorized a $0.13 per share quarterly dividend, which will be paid to stockholders of record on September 19, 2024 with payment to be made on October 3, 2024.”

Conference Call and Webcast

The company will host a conference call and webcast on September 5, 2024 to discuss its first quarter fiscal 2025 financial and operational results. Speakers on the conference call will include Mark Smith, President and Chief Executive Officer, and Deana McPherson, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties in North America are invited to participate by dialing 1-877-704-4453. Interested parties from outside North America are invited to participate by dialing 1-201-389-0920. Participants should dial in at least 10 minutes prior to the start of the call. The conference call audio webcast can also be accessed live on the company’s website at www.smith-wesson.com, under the Investor Relations section.

Additional Details about the New Stock Repurchase Program

Our board of directors has approved a new stock repurchase program, pursuant to which purchases may be made from September 20, 2024 through September 20, 2025. The amount and timing of any repurchases will depend on a number of factors, including price, trading volume, general market conditions, legal requirements, and other factors. The repurchases may be made on the open market, in block trades, or in privately negotiated transactions. Any shares of common stock repurchased under the program will be considered issued but not outstanding shares of the company’s common stock.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “Adjusted EBITDAS,” and “free cash flow” are presented. From time-to-time, we consider and use these supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. We believe it is useful for us and the reader to review, as applicable, both (1) GAAP measures that include (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) spin related stock-based compensation, (vi) Relocation expense, and (vii) the tax effect of non-GAAP adjustments; and (2) the non-GAAP measures that exclude such information. We present these non-GAAP measures because we consider them an important supplemental measure of our performance. Our definition of these adjusted financial measures may differ from similarly named measures used by others. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP measures. The principal limitations of these measures are that they do not reflect our actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About Smith & Wesson Brands, Inc.

Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality handgun, long gun, and suppressor products to the global consumer and professional markets under the iconic Smith & Wesson® and Gemtech® brands. The company also provides manufacturing services including forging, machining, and precision plastic injection molding services. For more information call (800) 331-0852 or visit www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, (i) that our flexible manufacturing model allows us to adapt quickly to any market conditions and still deliver on bottom-line profitability targets; (ii) our expectation that new capacity coming online for our popular new products, a strong pipeline of innovation, and the typically busy firearm demand season now upon us, will more than offset certain temporary headwinds during the balance of the fiscal year; (iii) our expectation that our top and bottom line results will grow for the full year; (iv) our expectation that our second fiscal quarter sales will grow significantly over the first quarter; (v) that we remain confident that our full year revenue will be up mid-to-high single digits compared to fiscal 2024; (vi) our belief that the amount and timing of any repurchases under the new stock repurchase program will depend on a number of factors, including price, trading volume, general market conditions, legal requirements, and other factors; and (vii) our expectations regarding the manner of the repurchases, if any. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, economic, social, political, legislative, and regulatory factors; the results of the 2024 elections; the potential for increased regulation of firearms and firearm-related products; actions of social activists that could have an adverse effect on our business; the impact of lawsuits; the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability and costs of raw materials and components; our anticipated growth and growth opportunities; our strategies; our ability to maintain and enhance brand recognition and reputation; our ability to effectively manage and execute the Relocation; our ability to introduce new products; the success of new products; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2024.

Contact:

investorrelations@smith-wesson.com

(413) 747-3448

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of:
	July 31, 2024	April 30, 2024
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$35,515	$60,839
Accounts receivable, net of allowances for credit losses of $5 on July 31, 2024 and $0 on April 30, 2024	47,762	59,071
Inventories	189,814	160,500
Prepaid expenses and other current assets	9,040	4,973
Income tax receivable	3,183	2,495

Total current assets	285,314	287,878

Property, plant, and equipment, net	248,765	252,633
Intangibles, net	2,526	2,598
Goodwill	19,024	19,024
Deferred income taxes	7,249	7,249
Other assets	8,390	8,614

Total assets	$571,268	$577,996

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,453	$41,831
Accrued expenses and deferred revenue	27,887	26,811
Accrued payroll and incentives	12,308	17,147
Accrued profit sharing	9,098	9,098
Accrued warranty	1,743	1,813

Total current liabilities	80,489	96,700
Notes and loans payable	69,903	39,880
Finance lease payable, net of current portion	34,994	35,404
Other non-current liabilities	7,896	7,852

Total liabilities	193,282	179,836

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 75,551,848 issued and 44,847,258 shares outstanding on July 31, 2024 and 75,395,490 shares issued and 45,561,569 shares outstanding on April 30, 2024	76	75
Additional paid-in capital	290,790	289,994
Retained earnings	532,647	540,660
Accumulated other comprehensive income	73	73
Treasury stock, at cost (30,704,590 shares on July 31, 2024 and 29,833,921 shares on April 30, 2024)	(445,600)	(432,642)

Total stockholders’ equity	377,986	398,160

Total liabilities and stockholders’ equity	$571,268	$577,996

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended July 31,
	2024	2023
	(In thousands, except per share data)
Net sales	$88,334	$114,243
Cost of sales	64,142	83,842

Gross profit	24,192	30,401

Operating expenses:
Research and development	2,515	1,799
Selling, marketing, and distribution	9,837	10,040
General and administrative	13,702	14,213

Total operating expenses	26,054	26,052

Operating (loss)/income	(1,862)	4,349

Other (expense)/income, net:
Other (expense)/income, net	(6)	47
Interest (expense)/income, net	(732)	153

Total other (expense)/income, net	(738)	200

(Loss)/income from operations before income taxes	(2,600)	4,549
Income tax (benefit)/expense	(494)	1,431

Net (loss)/income	$(2,106)	$3,118

Net (loss)/income per share:
Basic - net (loss)/income	$(0.05)	$0.07

Diluted - net (loss)/income	$(0.05)	$0.07

Weighted average number of common shares outstanding:
Basic	45,321	46,103
Diluted	45,321	46,551

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended July 31,
	2024	2023
	(In thousands)
Cash flows from operating activities:
Net (loss)/income	$(2,106)	$3,118
Adjustments to reconcile net (loss)/income to net cash (used in)/provided by operating activities:
Depreciation and amortization	8,048	9,253
(Gain)/loss on sale/disposition of assets	(58)	3
Provision for losses/(recoveries) on notes and accounts receivable	5	(6)
Stock-based compensation expense	1,854	1,276
Changes in operating assets and liabilities:
Accounts receivable	11,305	26,995
Inventories	(29,315)	6,363
Prepaid expenses and other current assets	(4,066)	(3,825)
Income taxes	(688)	915
Accounts payable	(11,740)	(1,838)
Accrued payroll and incentives	(4,839)	1,551
Accrued profit sharing	—	768
Accrued expenses and deferred revenue	586	(4,135)
Accrued warranty	(70)	83
Other assets	224	75
Other non-current liabilities	45	34

Net cash (used in)/provided by operating activities	(30,815)	40,630

Cash flows from investing activities:
Payments to acquire patents and software	(21)	(33)
Proceeds from sale of property and equipment	58	23
Payments to acquire property and equipment	(4,702)	(32,057)

Net cash used in investing activities	(4,665)	(32,067)

Cash flows from financing activities:
Proceeds from loans and notes payable	30,000	—
Payments on finance lease obligation	(44)	(338)
Payments to acquire treasury stock	(12,856)	—
Dividend distribution	(5,886)	(5,536)
Payment of employee withholding tax related to restricted stock units	(1,058)	(766)

Net cash provided by/(used in) financing activities	10,156	(6,640)

Net (decrease)/increase in cash and cash equivalents	(25,324)	1,923
Cash and cash equivalents, beginning of period	60,839	53,556

Cash and cash equivalents, end of period	$35,515	$55,479

Supplemental disclosure of cash flow information
Cash paid for:
Interest, net of amounts capitalized	$1,313	$525
Income taxes	$361	$494

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	July 31, 2024			July 31, 2023
	$		% of Sales	$	% of Sales
GAAP net sales	$88,334		100.0%	$114,243	100.0%
Relocation	(1,659)		-1.9%	—	0.0%

Non-GAAP net sales	$86,675		98.1%	$114,243	100.0%

GAAP gross profit	$24,192		27.4%	$30,401	26.6%
Relocation expenses	1,182		1.3%	903	0.8%

Non-GAAP gross profit	$25,374		28.7%	$31,304	27.4%

GAAP operating expenses	$26,054		29.5%	$26,052	22.8%
Spin related stock-based compensation	—		0.0%	(4)	0.0%
Relocation expenses	(125)		-0.1%	(3,009)	-2.6%

Non-GAAP operating expenses	$25,929		29.4%	$23,039	20.2%

GAAP operating (loss)/income	$(1,862)		-2.1%	$4,349	3.8%
Spin related stock-based compensation	—		0.0%	4	0.0%
Relocation expenses	1,307		1.5%	3,912	3.4%

Non-GAAP operating (loss)/income	$(555)		-0.6%	$8,265	7.2%

GAAP net (loss)/income	$(2,106)		-2.4%	$3,118	2.7%
Spin related stock-based compensation	—		0.0%	4	0.0%
Relocation expenses	1,307		1.5%	3,912	3.4%
Tax effect of non-GAAP adjustments	(248)		-0.3%	(967)	-0.8%

Non-GAAP net (loss)/income	$(1,047)		-1.2%	$6,067	5.3%

GAAP net (loss)/income per share - diluted	$(0.05)			$0.07
Relocation expenses	0.03			0.08
Tax effect of non-GAAP adjustments	(0.01)			(0.02)

Non-GAAP net (loss)/income per share - diluted	$(0.02	)(a)		$0.13

(a)	Non-GAAP net income per share does not foot due to rounding.

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO NON-GAAP ADJUSTED EBITDAS

(in thousands)

(Unaudited)

	For the Three Months Ended
	July 31, 2024	July 31, 2023
GAAP net (loss)/income	$(2,106)	$3,118
Interest expense	1,447	555
Income tax expense	(494)	1,431
Depreciation and amortization	8,025	9,231
Stock-based compensation expense	1,854	1,276
Relocation expense	1,175	1,918

Non-GAAP Adjusted EBITDAS	$9,901	$17,529

Non-GAAP Adjusted EBITDAS Margin	11.2%	15.3%

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended
	July 31, 2024	July 31, 2023
Net cash (used in)/provided by operating activities	$(30,815)	$40,630
Payments to acquire property and equipment	(4,702)	(32,057)

Free cash flow	$(35,517)	$8,574